THIRD AMENDMENT TO MANAGEMENT AGREEMENT This THIRD AMENDMENT TO MANAGEMENT AGREEMENT is made as of June 28, 2017 (the “Effective Date”) by and among TWO HARBORS INVESTMENT CORP., a Maryland corporation, on behalf of itself and its Subsidiaries (the “Company”), TWO HARBORS OPERATING COMPANY LLC, a Delaware limited liability company (the “Operating Company”), and PRCM ADVISERS LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”). WHEREAS, the parties executed a Management Agreement, dated as of October 28, 2009, which was amended pursuant to (1) an Amendment to Management Agreement dated as of December 19, 2012, and (2) a Second Amendment to Management Agreement dated as of November 3, 2014 (as amended, the “Management Agreement”), and wish to further amend its terms as set forth herein; and WHEREAS, the Operating Company has entered into a Contribution Agreement, dated as of June 22, 2017, executed by the Company, the Operating Company, Granite Point Mortgage Trust Inc. and Granite Point Operating Company LLC (the “Granite Point Contribution Agreement”): NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows: Section 1. Exclusion from Stockholders’ Equity. The definition of “Stockholders’ Equity” in the Management Agreement is hereby amended to subtract from Stockholders’ Equity: (a) during such time as the Company holds more than fifty percent (50%) of the issued and outstanding REIT Shares, an amount equal to (i) the consolidated stockholders’ equity of Granite Point Mortgage Trust Inc. and its subsidiaries included in the consolidated financial statements of the Company in accordance with GAAP, plus (ii) the outstanding principal balance of the promissory note received by the Company upon sale of Redeemable Preferred Shares; or (b) during such time as the Company holds less than fifty percent (50%) of the issued and outstanding REIT Shares, an amount equal to (i) the number of REIT Shares acquired by the Company pursuant to that certain Rule 10b5-1 stock purchase plan entered into by the Company in connection with the Formation Transaction (such shares, the “Repurchased REIT Shares”) multiplied by the weighted average purchase price (net of any broker fees) for such Repurchased REIT Shares, for so long as, and to the extent that, the Company holds the Repurchased REIT Shares, plus (ii) the outstanding principal balance of the promissory note received by the Company upon sale of Redeemable Preferred Shares. For purposes of the foregoing, “Formation Transaction,” “GAAP,” “REIT Shares,” and “Redeemable Preferred Shares” shall have the meanings ascribed to them in the Granite Point Contribution Agreement. Section 2. No Other Amendments. Except as expressly set forth herein, the Management Agreement has not been amended, revised or modified, and it remains in full force and effect. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. TWO HARBORS INVESTMENT CORP. By: /s/ Thomas E. Siering_____________ Name: Thomas E. Siering Title: Chief Executive Officer TWO HARBORS OPERATING COMPANY LLC By: Two Harbors Investment Corp Its: Managing Member By: /s/ Thomas E. Siering_____________ Name: Thomas E. Siering Title: Chief Executive Officer PRCM ADVISERS LLC By: /s/ Nick Nusbaum _____________ Name: Nick Nusbaum Title: Chief Financial Officer